CONSENT




     I, Sheila G. Corvino, hereby consent to the use of my opinion dated September 1, 2000 and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, as filed with the Securities and Exchange Commission. of Knightsbridge Investments, Inc. to be filed with the Securities and Exchange Commission.


                                           /s/Sheila G. Corvino
                                           ---------------------
                                            Sheila G. Corvino
  Dated: September 6, 2000